UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Amendment (Date of original report):	September, 2013 (July 26, 2013)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 16, 2013 Competitive Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Tonaquint, Inc. (“Tonaquint”).  Pursuant to the agreement, Tonaquint will acquire a $112,500 convertible promissory note (the “Note”), as well as a warrant for 892,514 shares (the “Warrant”).  Total consideration paid by Tonaquint for the Note and the Warrant is $100,000.

The note is convertible at a conversion price of $0.30 per share for a total of 375,000 shares, matures on May 16, 2014, and carries an interest rate of 7%, compounded daily.  The Warrant is convertible at an exercise price of $0.35 per share for a total possible cash payment of $312,380, is exercisable on July 16, 2013 and expires July 31, 2018.

Item 9.01.  Exhibits.

The following exhibits are included herein:

Exhibit no.	Description
10.1	Securities Purchase Agreement between Competitive Technologies, Inc. and Tonaquint, Inc. dated July 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated:  September 5, 2013

By:  \s\ Carl O’Connell

Carl O’Connell

Chief Executive Officer